Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment Number 1 to Registration Statement on Form S-3/A of CurrencyWorks Inc. of our report dated March 30, 2021, relating to our audits of the December 31, 2020 and 2019 consolidated financial statements of CurrencyWorks Inc., which are appearing in the Annual Report on Form 10-K of CurrencyWorks Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the caption “Experts and Counsel” in such Registration Statement.

Haynie & Company

Salt Lake City, Utah

April 30, 2021